UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.       )

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Chordiant Software, Inc.
(Name of Registrant as Specified In Its Charter)

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20400 Stevens Creek Boulevard, Suite 400
Cupertino, California 95014

______________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On August 1, 2006
______________________

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Chordiant Software, Inc., a Delaware corporation. The meeting will be held on August 1, 2006 at 1:00 p.m. local time at our corporate headquarters located at 20400 Stevens Creek Boulevard, Suite 400, Cupertino, California 95014, for the following purposes:

1.	To elect two (2) Class III directors to hold office until the 2009 Annual Meeting of Stockholders and to redesignate one Class III director to Class II and to elect him to hold office for the remaining Class II term until the 2008 Annual Meeting of Stockholders;

2.	To ratify the selection of BDO Seidman, LLP as Chordiant’s independent registered public accounting firm for its fiscal year ending September 30, 2006; and

3.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is June 15, 2006. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Derek P. Witte
Vice President, General Counsel and Secretary

Cupertino, California
June 29, 2006

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

20400 Stevens Creek Boulevard, Suite 400
Cupertino, California 95014

________________________

PROXY STATEMENT
FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS
August 1, 2006
________________________

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Chordiant Software, Inc. (referred to as “Chordiant” or “we” or “us”) is soliciting your proxy to vote at the 2006 Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

We intend to mail this proxy statement and accompanying proxy card on or about June 29, 2006 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on June 15, 2006 will be entitled to vote at the annual meeting. On this record date, there were 79,616,230 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on June 15, 2006 your shares were registered directly in your name with our transfer agent, EquiServe, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on June 15, 2006 your shares were held, not in your name but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are two matters scheduled for a vote:

  Election of two (2) Class III directors to hold office until the 2009 Annual Meeting of Stockholders and redesignation of one Class III director to Class II and election of the director to hold office for the remaining Class II term until the 2008 Annual Meeting of Stockholders; and

  Ratification of BDO Seidman, LLP as our independent registered public accounting firm for our fiscal year ending September 30, 2006.

What are the recommendations of Chordiant’s Board of Directors on the matters scheduled for a vote?

The Board of Directors unanimously recommends that the stockholders vote FOR the election of the nominees for two (2) Class III directors to hold office until the 2009 Annual Meeting of Stockholders, the redesignation of one Class III director to Class II and the election of the nominee to hold office for the remaining Class II term until the 2008 Annual Meeting of Stockholders, and FOR the ratification of the selection of BDO Seidman, LLP as Chordiant’s independent registered public accounting firm for its fiscal year ending September 30, 2006.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may withhold your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

  To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

  To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

  To vote over the telephone, please refer to the phone number printed on the enclosed proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 P.M. Eastern Time on July 31, 2006 to be counted.

  To vote on the Internet, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 P.M. Eastern Time on July 31, 2006 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of June 15, 2006.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of the three (3) nominees for director, and “For” the ratification of BDO Seidman, LLP as independent registered public accounting firm for the fiscal year ending September 30, 2006. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are a record holder of your shares, you may revoke your proxy in any one of three ways:

  You may submit another properly completed proxy card with a later date.

  You may send a written notice via certified or registered mail that you are revoking your proxy to our Corporate Secretary, Derek P. Witte, at 20400 Stevens Creek Boulevard, Suite 400, Cupertino, California 95014.

  You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for the 2007 annual meeting of stockholders?

Our Bylaws require that for a stockholder proposal to be considered for inclusion in the proxy materials for next year’s annual meeting of the stockholders, it must be delivered to the our Corporate Secretary not later than the close of business on the one hundred twentieth (120th) day nor earlier than the close of business on the one hundred eightieth (180th) day prior to the first anniversary of the preceding year’s annual meeting. However, if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, the stockholder proposal must be received not later than the close of business on the one hundred twentieth (120th) day and not earlier than the close of business on the one hundred eightieth (180th) day prior to such annual meeting, or the tenth (10th) day following the day on which the public announcement of the date of such meeting is first made.

We expect that the 2007 annual meeting of stockholders will be held on or about March 1, 2007. If you intend to present a proposal at our 2007 annual meeting of stockholders but do not intend for the proposal to be included in next year’s proxy materials, or if you wish to nominate a director for election to our Board of Directors at our 2007 annual meeting, your proposal must be submitted in writing to our Corporate Secretary, Derek P. Witte, at our principal executive offices no earlier than September 1, 2006 and no later than October 31, 2006. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

If you wish to submit a stockholder proposal to be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing no later than September 28, 2006 to our Corporate Secretary, Derek P. Witte, at 20400 Stevens Creek Boulevard, Suite 400, Cupertino, California 95014. The proposal will need to comply with SEC regulations under Rule 14a-8 of the Securities Exchange Act of 1934 regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange (“NYSE”) on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

  For the election of directors, the three (3) nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” or “Withheld” will affect the outcome.

  The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of BDO Seidman, LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares entitled to vote are represented by stockholders present at the meeting or by proxy. On the record date, there were 79,616,230 shares outstanding and entitled to vote. Thus, 39,808,116 shares must be represented by stockholders present at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy vote (or one is submitted on your behalf by your broker bank or other nominee) or vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our annual report on Form 10-K for fiscal 2006.

PROPOSAL 1
ELECTION OF DIRECTORS

Our Board of Directors (the “Board”) is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class shall serve for the remainder of the full term of that class, and until the director’s successor is elected and qualified. This includes vacancies created by an increase in the number of directors.

The Board presently has eight (8) seats, of which all are currently filled, although Stephen P. Kelly has submitted his resignation as director effective as 11:59 p.m. on the date of this annual meeting. The Board will continue to review candidates to replace the Board seat that will be vacated by Mr. Kelly. There are three (3) directors in Class III whose term of office expires in 2006. Two (2) nominees for election to this class, William J. Raduchel and Samuel T. Spadafora, are directors of ours who were previously elected by the stockholders and are nominated to be elected to three-year terms. One (1) nominee, David A. Weymouth, was elected by our Board to fill a vacancy and is nominated to be redesignated to Class II and elected for the remaining term of a Class II director. Mr. Weymouth was recommended to the Nominating and Corporate Governance Committee for consideration by Mr. Spadafora, the chairman of the Board, who is also an executive officer of ours. The Nominating and Corporate Governance Committee then recommended to the Board the redesignation of Mr. Weymouth as a Class II director and the election of Mr. Weymouth for the remaining term of a Class II director until the 2008 annual meeting. If elected at the annual meeting, each of the Class III nominees would serve until the 2009 annual meeting, and the Class II nominee would serve until the 2008 annual meeting, in each case until his successor is elected and has qualified, or until the director’s death, resignation or removal. It is our policy to encourage directors and nominees for directors to attend the annual meeting, and they may attend telephonically. Except for Messrs. Spadafora, Kelly and Springsteel, none of the directors attended the 2005 annual meeting of stockholders.

The following is a brief biography of each nominee and each director whose term will continue after the annual meeting.

Nominees for Election for Three-year Terms Expiring at the 2009 Annual Meeting

William J. Raduchel, Ph.D. age 60, has been a director of ours since February 2003, and previously served as a director of ours between August 1998 and May 2001. Since February 2005, he has served as a director of Blackboard Inc., a public company that provides enterprise software and services to the education industry. From March 2004, he served as the chairman and, from May 2004 to February 2006, chief executive officer of Ruckus Network, a digital entertainment network for students at colleges and universities over the university network. Since 2003, Dr. Raduchel has served as a director of In2Books, a non-profit educational organization which split in March 2006 into not-for-profit and for-profit companies; since the split he has been a director of only the for-profit company. Since December 2005, Dr. Raduchel has served as a director of Silicon Image, Inc., a semiconductor company and previously to that was a strategic advisor to that company from April 2003. From time to time, he has advised Myriad International Holdings, a cable television and internet services company, Hyperspace Communications, a communications software company, and WildTangent, Inc., an online game publisher. From September 1999 through January 2001, he was chief technology officer of AOL becoming chief technology officer of AOL Time Warner (now known as Time Warner Inc.) at that time, a position he held through 2002. Time Warner Inc. is a publicly traded media company. After leaving AOL Time Warner, he served as a part-time strategic advisor to America Online, Inc. (a subsidiary of Time Warner Inc.) from March 2003 through February 2004. Infoworld magazine named Dr. Raduchel chief technology officer of the year in 2001. Dr. Raduchel joined AOL from Sun Microsystems, Inc., a public computer systems and networking company, where he was chief strategy officer and a member of its executive committee. In his eleven years at Sun, he also served as chief information officer, chief financial officer, acting vice president of human resources and vice president of corporate planning and development and oversaw relationships with major Japanese partners. He has been recognized as chief information officer of the year by CIO Magazine and, in 1991, was recognized as best chief financial officer in the computer industry by Wall Street Transcript. In addition, he has held senior executive roles at Xerox Corporation and McGraw-Hill, Inc. He has been a member of the National Advisory Board for the Salvation Army (and from January 2004 vice chairman and then chairman of its Committee on Business Administration) since 1999, the Conference of Business Economists, the National Academy Committee on Internet Navigation and Domain Name

Services (now ended) and the Board on Science, Technology and Economic Policy of the National Academy of Sciences since 2000. He has several issued and pending patents. After attending Michigan Technological University, which gave him an honorary doctorate in 2002, Dr. Raduchel received his undergraduate degree in economics from Michigan State University, and earned his A.M.and Ph.D. degrees in economics at Harvard University. In both the fall and spring of 2003 he was the Castle Lecturer on Computer Science at the U.S. Military Academy at West Point.

Samuel T. Spadafora, age 63, has been chairman of our board of directors since November 1999 and has been our chief strategy officer since November 2003. Mr. Spadafora is the chairman of our strategic planning committee which was formed in January 2004. Mr. Spadafora served as our chief executive officer and a director from June 1998 to January 2002. From June 1998 until October 2000, he was also our president. From April 1994 to June 1998, Mr. Spadafora served as vice president of worldwide field operations for the microelectronic business of Sun Microsystems, Inc., a public computer systems and networking company. Mr. Spadafora serves on the board of directors of Embarcadero Technologies, Inc., a public information technology company. Mr. Spadafora holds a B.A. in marketing from Eastern Michigan University.

Nominee for Redesignation as a Class II Director and Election for the Remaining Term of a Class II Director Expiring at the 2008 Annual Meeting

David A. Weymouth, age 51, has been a director of ours since January 2005. Since July 2005, Mr. Weymouth has been an associate in the U.K with Deloitte & Touche LLP, a firm providing audit, tax, consulting and corporate finance services. From January 2005 to June 2005, Mr. Weymouth served as corporate responsibility director for Barclay’s Group, a U.K.-based financial services company. From February 2000 until December 2004, Mr. Weymouth served as the group chief information officer for Barclay’s Group. Prior to February 2000, Mr. Weymouth held a number of senior positions with Barclay’s Group, including managing director of service provision for retail and corporate banking and chief operating officer of Corporate Banking. Mr. Weymouth holds a Bachelor degree in French and an M.B.A. from University of London.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH
NAMED NOMINEE.

Directors Continuing in Office Until the 2007 Annual Meeting

Charles E. Hoffman, age 57, has been a director of ours since January 2005. Since June 2001, Mr. Hoffman has served as the president, chief executive officer, and a director of Covad Communications Group, Inc., a public internet communications and services company. From January 1998 to June 2001, Mr. Hoffman served as president and chief executive officer of Rogers Wireless, Inc., a Canadian communications and media company. Mr. Hoffman holds a B.S. and an M.B.A. from the University of Missouri — St. Louis.

David R. Springett, Ph.D., age 71, has been a director of ours since January 2000. Dr. Springett has served as president of the Community College Foundation, an educational foundation, since February 1994. Dr. Springett also held various positions during his 26-year career with Xerox Corporation, retiring in 1992 as Vice President of Strategic Marketing. He is a board member of the California Vehicle Foundation and the California State Commission on Welfare Reform and Training. Dr. Springett holds degrees from the Royal Military College of Canada, the University of Toronto, Queen’s University and Harvard University.

Directors Continuing in Office Until the 2008 Annual Meeting

Steven R. Springsteel, age 48, has been a director of ours since January 2004 and has been our president and chief executive officer since February 2006. From January 2003 to September 2005, he served as senior vice president of finance and administration and chief financial officer of Verity, Inc., a public intellectual capital management software company, and from September 2005 to December 2005, its president and chief financial officer, at which point Verity was sold. From November 2001 to January 2003, Mr. Springsteel served as the chief operating officer and chief financial officer of Sagent Technology, Inc., a public business intelligence software company, whose assets were acquired by Group 1 Software, Inc. in 2003. From October 2000 to November 2001, Mr. Springsteel served as the chief operating officer and chief financial officer of NOCpulse, a software company (subsequently sold to Red Hat). From November 1996 to October 2000, Mr. Springsteel served as our executive vice president and chief financial officer. Mr. Springsteel holds a BA in Business Administration from Cleveland State University.

Richard G. Stevens, age 59, has been a director of ours since March 2006. Mr. Stevens is the founder and managing director of Hunter Stevens, LLC, a professional services firm that Mr. Stevens founded in 1995. Prior to founding Hunter Stevens, Mr. Stevens served as a partner with both Ernst & Young LLP and Coopers & Lybrand LLP. Mr. Stevens had served as the chairman of the audit committee of Verity, Inc., a software firm based in Sunnyvale, CA and at Pain Therapeutics, Inc., a bio-science company in South San Francisco. Mr. Stevens holds a B.S. with honors from the University of San Francisco, and is a licensed CPA in the state of California and a Certified Fraud Examiner.

Director Resigning after this Annual Meeting

Stephen P. Kelly, age 44, has been a director of ours since March 2001 and was our chief executive officer from January 2002 to February 2006. Mr. Kelly has submitted his resignation as a director, effective as of 11:59 p.m. on the date of this annual meeting. Since May 15, 2006 Mr. Kelly has been the Chief Executive Officer of Micro Focus, a public enterprise software company located in the United Kingdom. From October 2000 through January 2002, he served as our president and chief operating officer, and from October 1998 through October 2000 he served as our senior vice president of Europe, Middle East and Africa operations. From October 1997 to September 1998, Mr. Kelly served as our vice president of Europe, Middle East and Africa operations. From 1987 to 1997, Mr. Kelly worked in various sales, alliances and marketing roles at the European operations of Oracle Corporation, a public enterprise software company, where he most recently served as director of Europe, Middle East and Africa alliances and industry groups. Mr. Kelly received his B.Sc. with honors in business administration from the University of Bath, England.

Executive Officers of the Registrant

Our executive officers are: Steven R. Springsteel, chief executive officer and president; Samuel T. Spadafora, chairman of the Board and chief strategy officer; Robert U. Mullen, president of worldwide field operations; Frank J. Florence, our chief marketing officer; James D. St. Jean, vice president of worldwide engineering; and Peter S. Norman, vice president and chief financial officer.

Below is a brief biography of each of our executive officers, except Mr. Springsteel and Mr. Spadafora. Biographical information regarding Mr. Springsteel can be found above in the section titled, “Directors Continuing in Office Until the 2008 Annual Meeting” and biographical information regarding Mr. Spadafora can be found above in the section titled “Nominees for Election for Three-year Terms Expiring at the 2009 Annual Meeting.”

Robert U. Mullen, age 41, has served as our president of worldwide field operations since March 2005. From March 2003 to March 2005, he served as our senior vice president of North American field operations. From January 2001 to March 2003, he served as our senior vice president of sales. From 1999 to January 2001, he served as our general manager of European sales. Prior to joining Chordiant, Mr. Mullen worked at IBM, a public information technology and business services company, in the financial services sector as sales manager of the solutions group from 1992 to 1999. Mr. Mullen holds a B.S. with honors in computer science from Kingston University, London.

Frank J. Florence, age 53, has served as our chief marketing officer since May 2006. From 2003 to 2006, he served as senior vice president, marketing and corporate development, for Dorado Corporation, a lending application provider. From 2002 to 2003, he served as senior vice president, marketing, for InStranet, a sales, marketing and service application provider. From 2000 to 2002, he served in several management positions for Interwoven, a public enterprise content management company, including senior vice president, business units, corporate development and vice president and general manager. From 1997 to 2000, he served as president and chief executive officer of SmartDB, an ERP integration software platform company. Mr. Florence earned a bachelor of arts (summa cum laude) and a masters of business administration from the University of Santa Clara, California.

James D. St. Jean, age 39, has served as our vice president of worldwide engineering since July 2005 and has been an employee of ours since 2000 when we acquired White Spider, a knowledge management solutions company he founded. From 2000 to July 2005, Mr. St. Jean served in several management positions, including vice president of applications and vice president of design and architecture. From 1997 to 1999, he was vice president and chief architect of Vantive Corporation, a public customer relationship management company. Prior to that, he was one of the founders of Innovative Computer Concepts (ICC), a field service management solutions company. At ICC he served in several management positions including director of development and vice president of development. ICC was acquired by Vantive in 1997. Before that time, Mr. St. Jean served in various development, development management and project management roles with Raytheon Corporation and Lockheed Corporation. Mr. St. Jean holds a Bachelor of Science degree in Computer Science from the University of New Hampshire.

Peter S. Norman, age 48, has served as our vice president and chief financial officer since March 2006. From March 2005 to March 2006, he served as our vice president and corporate controller. From August 2004 to March 2005 he served as our director of finance. Prior to joining Chordiant, Mr. Norman spent twelve years in the audit practice of KPMG Peat Marwick LLP most recently as a senior manager. He also served in several senior financial and operational positions with several private companies. Mr. Norman holds a Bachelor of Science Degree, cum laude, from Humboldt State University with a major in accounting. He is a Certified Public Accountant (CPA), a member of the American Institute of Certified Public Accountants, and a member of the California State Society of Certified Public Accountants.

Independence of the Board of Directors

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The Board consults with our legal counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and us, our senior management and our independent auditors, the Board affirmatively has determined that all of our directors are independent directors within the meaning of the applicable Nasdaq listing standards, except for Steven Springsteel, our chief executive officer and president, Samuel Spadafora, the chairman of the Board and chief strategy officer, and Stephen Kelly, who is resigning from the Board as of the date of this meeting and who resigned as our chief executive officer on February 1, 2005 but remained an employee of ours until May 2, 2006.

Information Regarding the Board of Directors and its Committees

In April 2004, the Board of Directors documented our governance practices by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board will follow with respect to board composition and selection, director orientation and education, director compensation, board meetings, board committees, board access to management, and succession planning. The Corporate Governance Guidelines were adopted by the Board to, among other things, reflect changes to the Nasdaq listing standards and Securities and Exchange Commission rules adopted to implement provisions of the Sarbanes-Oxley Act of 2002. The Corporate Governance Guidelines, as well as the charters for Audit, Compensation, Nominating and Corporate Governance and Strategic Planning Committees of the Board, may be viewed on the worldwide web at www.chordiant.com.

As required under Nasdaq listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. Executive sessions have been chaired by David Springett, the Board’s lead independent director.

In June 2005, Mr. Spadafora and Dr. Raduchel attended the Stanford Directors’ College, an “ISS endorsed” director education program.

Meetings of the Board of Directors

During fiscal 2005, the Board met 13 times. All directors other than Mr. Hoffman attended at least 75% of the aggregate of the meetings of the Board and of the committees on which they served, held during the period for which they were a director or committee member, respectively.

Committees

During the year, the Board Committees were the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Strategic Planning Committee. The charters of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committees and the Strategic Planning Committee, as well as additional information about our Corporate Governance Policies and Practices, are available on our website at http://chrd.client.shareholder.com/documents.cfm. Such charters and additional information shall not constitute “soliciting material,” shall not be deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference into any other company filings under the Securities Act of 1933 or the Exchange Act of 1934, except to the extent we specifically incorporate such charters and additional information by reference therein.

Audit Committee

During fiscal 2005, the Audit Committee held 13 meetings. As of May 15, 2006, the Audit Committee has met eight times during fiscal 2006. During fiscal 2005, the Audit Committee consisted of William Raduchel, David Springett, and Steven Springsteel (Chair). In September 2005, the Board reconstituted the Audit Committee and appointed David Weymouth as a member, and Dr. Raduchel resigned from the Audit Committee. Mr. Springsteel and Mr. Springett remained members of the Audit Committee. In January 2006, Mr. Springsteel resigned from the Audit Committee, Dr. Raduchel joined the Audit Committee, and Mr. Weymouth was appointed Chairman. In March 2006, the Audit Committee was reconstituted, and Richard Stevens joined the Audit Committee as Chairman, and Messrs. Weymouth and Springett remained as members.

The Audit Committee of the Board oversees our corporate accounting and financial reporting process, including:

  approving the engagement of the independent auditors and evaluating the performance of and assessing the qualifications of the independent auditors;

  conferring with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; and

  establishing procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

The Board of Directors annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that during the 2005 fiscal year all members of our Audit Committee were independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards) and that all current members of our Audit Committee are independent. Upon his appointment to the Audit Committee in January 2004, the Board of Directors determined that Mr. Springsteel qualified as an “audit committee financial expert,” as defined in applicable Securities and Exchange Commission (“SEC”) rules. The Board made a qualitative assessment of Mr. Springsteel’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for public reporting companies. Following Mr. Springsteel’s resignation from the Audit Committee, and upon Dr. Raduchel’s appointment to the Audit Committee, the Board determined that Dr. Raduchel qualified as an “audit committee financial expert.” Upon Mr. Stevens’ appointment to the Audit Committee, the Board determined that Mr. Stevens qualified as an “audit committee financial expert.” The Audit Committee has adopted a written Audit Committee Charter that is attached as Appendix A to these proxy materials. Additionally, our Audit Committee charter can be found on the worldwide web at www.chordiant.com.

Compensation Committee

During fiscal 2005, the Compensation Committee met ten (10) times. As of May 15, 2006, the Compensation Committee has met eight times during fiscal 2006. During fiscal 2005, the Compensation Committee consisted of William Raduchel, David Springett, and Steven Springsteel (Chair). In September 2005, the Board reconstituted the Compensation Committee and appointed Charles Hoffman as a member and appointed Dr. Raduchel as Chairman, replacing Mr. Springsteel. Mr. Springett remained a member of the Compensation Committee. The Compensation

Committee currently consists of Dr. Raduchel (Chair), Mr. Hoffman and Mr. Springett. All members of our Compensation Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). Our Compensation Committee charter can be found on the worldwide web at www.chordiant.com.

The Compensation Committee of the Board oversees our overall compensation strategy and policies, including:

  reviewing and approving, or recommending to the Board for approval, individual performance goals which shall support our corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management;

  recommending and approving the terms of a plan for vice presidents (excluding executive officers) pursuant to which the chief executive officer may determine the compensation to be paid to such officers;

  establishing policies with respect to equity compensation arrangements;

  reviewing compensation practices and trends relating to our industry to assess the propriety, adequacy and competitiveness of our executive compensation programs;

  reviewing and approving, or recommending to the Board for approval, the terms of any employment agreements, severance agreements, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management;

  reviewing, determining and recommending to the Board for approval the compensation to be paid to our non-employee Directors for service on the Board and its committees;

  recommending to the Board the adoption, amendment and termination of our stock option plans, stock purchase plans, executive bonus plans and similar programs; and

  administering our stock option plans, stock purchase plans, executive bonus plans and similar programs.

Nominating and Corporate Governance Committee

During fiscal 2005, the Nominating and Corporate Governance Committee consisted of R. Andrew Eckert (Chair) and David Springett. In June 2005, Mr. Eckert resigned from the board, and in July 2005, the Board appointed Charles Hoffman as Chairman. The Nominating and Corporate Governance Committee currently consists of Mr. Hoffman (Chair) and Mr. Springett. In fiscal 2005, the Nominating and Corporate Governance Committee did not meet. As of May 15, 2006, the Nominating and Corporate Governance Committee has met twice during fiscal 2006. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). Our Nominating and Corporate Governance Committee charter can be found on the worldwide web at www.chordiant.com.

The Nominating and Corporate Governance Committee of the Board is responsible for:

  identifying, evaluating, reviewing and recommending qualified candidates to serve as directors of Chordiant (consistent with criteria approved by the Board);

  making recommendations to the Board regarding the chairmanship and membership of each committee; and

  reviewing and assessing Chordiant’s corporate governance principles.

The Board will determine the appropriate characteristics, skills and experience for the Board as a whole and for its individual members. The Board considers recommendations for nominees from the Nominating and Corporate Governance Committee, which is responsible for identifying, reviewing, and evaluating candidates in accordance with the criteria set forth below. In selecting candidates and existing directors for service on the Board, the minimum general criteria set forth below will be considered; specific additional criteria may be added with respect to specific searches. An acceptable candidate may not fully satisfy all of the criteria, but is expected to satisfy nearly all of them.

The Board believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements and having the highest personal integrity and ethics. In considering candidates recommended by the Nominating and Corporate Governance Committee, the Board intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Board retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of stockholders. In conducting this assessment, the Board considers, skills, experience and such other factors as it deems appropriate given the current needs of the Board and Chordiant, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Board reviews such directors’ overall service to Chordiant during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Board also determines whether the nominee is independent for purposes of Nasdaq listing standards.

The Nominating and Corporate Governance Committee uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board. To date, the Nominating and Corporate Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates. In fiscal 2005, the Nominating and Corporate Governance Committee did not reject a timely director nominee from a stockholder or stockholders holding more than 5% of our voting stock.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation via certified or registered mail to the Nominating and Corporate Governance Committee at the following address: Chordiant Software, Inc. at 20400 Stevens Creek Boulevard, Suite 400, Cupertino, CA 95014, Attention: Derek P. Witte, Corporate Secretary, not more than six months nor less than four months prior to any meeting at which directors are to be elected. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of Chordiant’s stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Strategic Planning Committee

During fiscal 2005, the Strategic Planning Committee held two (2) meetings. As of May 15, 2006, the Strategic Planning Committee has met three times during fiscal 2006. The Strategic Planning Committee was formed in January 2004 and currently consists of Messrs. Spadafora (Chair), Springett and Weymouth and Dr. Raduchel. A majority of the directors on our Strategic Planning Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). Our Strategic Planning Committee charter can be found on the worldwide web at www.chordiant.com.

The Strategic Planning Committee of the Board is responsible for:

  serving as representatives of the Board to review with the chief executive officer, president and other management of Chordiant, our long-range financial and strategic objectives;

  reviewing with our chief executive officer, president and other management, material changes to our strategic direction, including acquisitions, joint ventures or dispositions of businesses and capital assets and the financing of such transactions;

  reviewing and assessing periodically the adequacy of the committee’s charter, including the committee’s role and responsibilities as outlined in the charter, and shall recommend any proposed changes to the Board for its consideration; and

  undertaking from time to time such additional activities within the scope of the committee’s primary functions as assigned by the Board.

Stockholder Communications with the Board of Directors

The Board has adopted a formal process by which stockholders may communicate with the Board. This information is available on our website on the worldwide web at www.chordiant.com.

Code of Business Conduct and Ethics

We have adopted the Chordiant Code of Business Conduct and Ethics (the “Code”), which applies to all officers, directors and employees. The Code is available on our website at http://chrd.client.shareholder.com/documents.cfm. If we make any substantive amendments to the Code or grant any waiver from a provision of the Code to any executive officer, we will promptly disclose the nature of the amendment or waiver on our website.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Communications with Management and Independent Accountants

The Audit Committee has reviewed and discussed our audited financial statements with management. In addition, the Audit Committee has discussed with BDO Seidman, LLP, our independent accountants, the matters required to be discussed by Statement of Auditing Standards No. 61, “Communications With Audit Committees” which includes, among other items, matters related to the conduct of the audit of our financial statements. The Audit Committee also has received written disclosures and the letter from BDO Seidman, LLP required by the Independence Standards Board Standard No. 1, which relates to the accountant’s independence from us and our related entities, and has discussed their independence from us, including whether BDO Seidman, LLP’s provision of non-audit services was compatible with that independence.

Committee Member Independence

The Audit Committee is comprised of three non-employee, independent directors (as independence is defined in NASD Rule 4200(a)(15) of the Nasdaq Stock Market listing standards). The Audit Committee does have a “financial expert” as defined in applicable SEC rules.

Based on the Audit Committee’s discussion with management and BDO Seidman, LLP, and the Audit Committee’s review of the representation of management and the report of the BDO Seidman, LLP to the Audit Committee, the then constituted Audit Committee recommended that the Board include the audited consolidated financial statements in our Annual Report on Form 10-K for the twelve months ended September 30, 2005 filed with the Securities and Exchange Commission filed on December 9, 2005.

Audit Committee

Richard G. Stevens
David Springett
David Weymouth

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 or 1934 Act.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected BDO Seidman, LLP as our independent auditors for the fiscal year ending September 30, 2006 and has further directed that the selection of independent auditors for ratification by the stockholders be submitted at the Annual Meeting. BDO Seidman, LLP became our independent registered public accounting firm on July 1, 2005. Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of BDO Seidman, LLP as our independent auditors. However, the Audit Committee of the Board is submitting the selection of BDO Seidman, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interests and the best interests of our stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of BDO Seidman, LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Engagement of BDO Seidman

As previously reported in a current report of Form 8-K on July 1, 2005, we engaged BDO Seidman, LLP as our independent registered public accounting firm, effective July 1, 2005.

During our two most recently completed fiscal years prior to our engagement of BDO Seidman LLP, which ended December 31, 2003 and September 30, 2004, and through the subsequent interim period, neither we nor anyone on our behalf consulted BDO Seidman, LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, nor has BDO Seidman, LLP provided to us a written report or oral advice regarding such principles or audit opinion; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a reportable event (as described in Item 304(a) (1)(v) of Regulation S-K).

Resignation of PricewaterhouseCoopers LLP

On May 18, 2005, PricewaterhouseCoopers LLP informed us that PricewaterhouseCoopers LLP declined to stand for reelection as our independent registered public accounting firm. This event was disclosed in our Form 8-K filed on May 24, 2005.

The reports of PricewaterhouseCoopers LLP on our consolidated financial statements for the nine months ended September 30, 2004 and the year ended December 31, 2003 did not contain any adverse opinion, or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the nine months ended September 30, 2004, the year ended December 31, 2003 and through May 18, 2005, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their report on the financial statements for such periods. During the nine months ended September 30, 2004, the year ended December 31, 2003 and through May 18, 2005, other than as previously disclosed in our Form 10-K/T for the period ending September 30, 2004 and Forms 10-Q for the periods ending December 31, 2004 and March 31, 2005 and as described below, there were no “reportable events” requiring disclosure pursuant to paragraphs (a) (1) (v) of Section 304 of Regulation S-K. The term “reportable event” means any of the items listed in paragraphs (a) (1) (v) (A)-(D) of Section 304 of Regulation S-K.

Material Weakness Reported for the Year ended September 30, 2005

As previously reported in a current report on Form 8-K on December 6, 2005, in completing our assessment of the effectiveness of our internal control over financial reporting, we determined that certain material weaknesses (as defined below) in our internal control over financial reporting existed as of September 30, 2005. Our management determined that we did not maintain effective control over its accounting for its non-cash stock-based compensation and related financial statement disclosures, since the method by which we originally valued the common stock and amortized deferred stock-based compensation for such common stock were determined to be incorrect. In addition, our management determined that we did not maintain effective control over the preparation of our Statement of Cash Flows, in particular, with regard to the classification of cash expenditures for certain capitalized costs. Our management has concluded that each of these matters constitutes a material weakness in internal control over financial reporting.

As originally reported in our quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2004, our management determined that a material weakness existed with respect to our internal control over financial reporting relating to the staffing of our finance department to the effect that inadequate staffing and supervision leading to untimely identification and resolution of certain accounting matters. Notwithstanding the progress made to remediate the staffing issues of September 30, 2004, certain untimely identification and resolution of certain accounting matters have been identified by us in the 2005 audit of our financial statements, which, taken in combination, have led management to conclude that at September 30, 2005, a material weakness in the levels of staffing in the financial department continued to exist.

In this report, unless otherwise indicated, a “significant deficiency” is defined as a control deficiency, or combination of deficiencies, that adversely affects the company’s ability to initiate, authorize, record, process or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the company’s financial statements that is more than inconsequential will not be prevented or detected. A “material weakness” is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the financial statements will not be prevented or detected.

Principal Accountant Fees and Services

PricewaterhouseCoopers LLP. The following table represents aggregate fees for professional services billed to us for services rendered for the year ended September 30, 2005 and the nine months ended September 30, 2004, by PricewaterhouseCoopers LLP, our principal independent accountant until May 2005.

		Nine Months
	Year Ended	Ended
	September 30,	September 30,
	2005	2004
Audit Fees
Aggregate fees for professional services rendered for the audits of our consolidated financial statements, statutory and subsidiary audits, consents, income tax provision procedures, and assistance with review of documents filed with the SEC:	$310,000	$1,566,158

Audit-Related Fees
Aggregate fees for assurance and related services including benefit plan audits and consultation on acquisitions:	—	74,475

Tax Fees
Aggregate fees for tax services rendered for tax return preparation, tax-payment planning services, tax audits and appeals, tax services for employee benefit plans and requests for rulings or technical advice:	10,681	10,921

All Other Fees	1,125	—

Total	$321,806	$1,651,554

BDO Seidman, LLP. The following table represents aggregate fees for professional services billed to us for services rendered for the year ended September 30, 2005 by BDO Seidman, LLP, our principal independent accountant since July 2005. BDO Seidman, LLP did not render any services to us prior to that date.

Year Ended
September 30,
2005
Audit Fees
Aggregate fees for professional services rendered for the audits of our consolidated financial statements, reviews of our interim financial statements, statutory and subsidiary audits, consents, internal control over financial reporting, and assistance with review of documents filed with the SEC (including final invoicing for 2005 audit):	$1,257,292

Audit-Related Fees
Aggregate fees for assurance and related services including benefit plan audits and consultation on acquisitions:	—

Tax Fees
Aggregate fees for tax services rendered for tax return preparation, tax-payment planning services, tax audits and appeals, tax services for employee benefit plans and requests for rulings or technical advice:	—

All Other Fees	—
Total	$1,257,292

Pre-Approval Policies and Procedures.

Before the independent registered public accounting firm is engaged by us or our subsidiaries to render audit or non-audit services, the Audit Committee shall pre-approve the engagement. Audit Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Audit Committee regarding our engagement of the independent accountant, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service provided and such policies and procedures do not include delegation of the Audit Committee’s responsibilities under the Exchange Act to our management. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals, provided such approvals are presented to the Audit Committee at a subsequent meeting. If the Audit Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Audit Committee must be informed of each non-audit service provided by the independent auditor. The Audit Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC. As such, the engagement of BDO Seidman, LLP and PricewaterhouseCoopers LLP to render 100% of the services described in the categories above was approved by the Audit Committee in advance of the rendering of those services.

The Audit Committee has determined the rendering of the tax and other non-audit services by BDO Seidman, LLP are compatible with maintaining the accountant’s independence and certain tax services have been pre-approved. In Fiscal 2005 we also retained Deloitte & Touche LLP to provide us with tax services.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

Information Regarding Stock Awards Granted During Fiscal 2005

The following table presents certain information with respect to stock awards granted under the 1999 Plan and the 2000 Plan during the 2005 fiscal year to (A) the officers listed in the Summary Compensation Table below, (B) all executive officers as a group, (C) all current directors who are not executive officers as a group; and (D) all employees, including current officers who are not executive officers, as a group. Other than Mr. de Urioste, no person received five percent or more of the options granted during fiscal 2005. For information concerning stock awards granted to our directors under our 1999 Non-Employee Directors’ Stock Option Plan, see “Compensation of Directors and Executive Officers — Compensation of Directors” below.

	Shares Covered by
	Restricted Stock	Shares Covered by
	Awards Granted	Options Granted
	During the 2005	During the 2005
	Fiscal Year	Fiscal Year
Samuel T. Spadafora, Chairman of the Board	—	—
Stephen P. Kelly, Chief Executive Officer	125,000 (1)	—
George A. de Urioste, Chief Operating Officer and Chief Financial Officer	—	750,000 (2)
Robert U. Mullen, President Worldwide Field Operations	325,000 (3)	—
Donald J. Morrison, President (4)	—	—
All current executive officers as a group	450,000	750,000
All current directors who are not executive officers as a group	—	137,500
All employees who are not executive officers as a group	—	1,196,050
____________________
(1)	In June 2005, Mr. Kelly received a grant of 125,000 restricted shares of our common stock. These shares vested on April 1, 2006. Mr. Kelly resigned as our chief executive officer effective February 1, 2006 but remained an employee until May 2, 2006.

(2)	In November 2004, Mr. de Urioste received a grant of 750,000 stock options. These options were scheduled to vest monthly over a thirty month period from the date of grant. Mr. de Urioste resigned as our chief operating officer and chief financial officer effective March 8, 2006 but remained an employee until March 31, 2006. As of March 31, 2006, 404,166 stock options from this grant had vested, of which 100,000 have been exercised. His options which were unvested as of March 31, 2006 have expired.

(3)	In June 2005, Mr. Mullen received a grant of 125,000 restricted shares of our common stock. These shares vested on April 1, 2006. In August 2005, Mr. Mullen received a grant of 200,000 restricted shares of our common stock. These shares vest as follows: 66,666 shares vested on October 1, 2005; 66,667 shares vest on October 1, 2006; and 66,667 shares vest on October 1, 2007; provided that Mr. Mullen is employed by us on each subsequent vesting date.

(4)	Mr. Morrison resigned as our president effective May 2, 2005.

EQUITY COMPENSATION PLAN INFORMATION (1) (2)

The following table provides certain information with respect to all of our equity compensation plans in effect as of September 30, 2005:

	Number of		Number of securities
	securities	Weighted-average	remaining available for
	to be issued upon	exercise price of	future issuance under
	exercise of	outstanding	equity compensation
	outstanding	options,	plans (excluding
	options, warrants	warrants and	securities reflected
Plan Category	and rights (#) (a)	rights ($/sh) (b)	in column (a)) (#) (c)
Equity compensation plans approved by security holders	6,255,972	2.38	7,693,696

Equity compensation plans not approved by security holders	2,136,453	1.88	425,902

Total	8,392,425	2.28	8,119,598
____________________
(1)	All information set forth in this table is as of September 30, 2005.

(2)	Upon our acquisition of Prime Response, Inc. and White Spider Software, Inc. in 2001 and 2000, respectively, we assumed outstanding options of Prime Response and White Spider such that these options became exercisable for an aggregate of 768,560 shares of our common stock at a weighted-average exercise price of $9.21 per share. As of September 30, 2005, 68,355 options of Prime Response, Inc. and White Spider Software, Inc are still outstanding with a weighted-average exercise price of $1.09. The option plans governing these options terminated other than with respect to the outstanding options, and no options will be granted in the future pursuant to these plans. These plans were not approved by our stockholders, as no approval was required and the plans were not assumed by us. The shares referenced in this note are not included in any of the numbers set forth in the table.

2005 Equity Incentive Plan

The 2005 Equity Incentive Plan (“2005 Plan”) was approved at the 2005 annual meeting on September 27, 2005. The 2005 Plan replaces the 1999 Equity Incentive Plan (the “1999 Plan”) and provides for the grant of incentive stock options, nonstatutory stock options, stock purchase awards, restricted stock awards, and other forms of equity compensation (collectively, the “stock awards”). The option price shall not be less than the fair market value of the shares on the date of grant and that no portion may be exercised beyond ten years from that date. Under the 2005 Plan, stock options vest over a period that is limited to five years, but are typically granted with a four-year vesting period. Beginning September 27, 2005, no additional stock awards will be granted under the 1999 Plan. Shares remaining available for issuance pursuant to the exercise of options or settlement of stock awards under the 1999 Plan of approximately 1,242,000 shares were added to the share reserve of the 2005 Plan and, as of September 27, 2005, became available for issuance pursuant to stock awards granted under the 2005 Plan. All outstanding stock awards granted under the 1999 Plan will remain subject to the terms of the 1999 Plan, except that the Board may elect to extend one or more of the features of the 2005 Plan to stock awards granted under the 1999 Plan. Any shares subject to outstanding stock awards granted under the 1999 Plan that expire or terminate for any reason prior to exercise or settlement shall be added to the share reserve of the 2005 Plan and become available for issuance pursuant to stock awards granted under the 2005 Plan. The 2005 Plan increases the number of shares available for issuance by 5,500,000 shares of common stock from an aggregate total of approximately 1,242,000 shares available under the 1999 Plan as of September 27, 2005, resulting in an aggregate of approximately 6,742,000 shares available for future grant and issuance under the 2005 Plan. As of September 30, 2005, there were approximately 6.7 million shares reserved for future issuance and approximately 6.0 million shares that were outstanding under the 2005 Plan.

2000 Nonstatutory Equity Incentive Plan

In March 2000 the Board adopted the 2000 Nonstatutory Equity Incentive Plan (the “2000 Plan”). Stockholder approval of this plan is not required and has not been obtained by us. The 2000 Plan was in effect as of December 31, 2003. In April 2002 and October 2002, the Board approved increases to the number of shares reserved under the 2000 Plan from 900,000 shares to 2,400,000 shares and then to 4,400,000 shares, also without stockholder approval as such approval was not required by the 2000 Plan or by applicable law. The 2000 Plan does not have a termination date, and will continue indefinitely until suspended or terminated by the Board. The 2000 Plan provides for the grant of nonstatutory stock options and the issuance of restricted stock and stock bonuses to our employees (other than officers, directors, or beneficial owners of ten percent (10%) or more of our common stock) and consultants who meet certain eligibility requirements.

As of September 30, 2005, there were approximately 2.1 million shares subject to outstanding stock option grants, approximately 63,000 shares of unvested restricted stock, and approximately 426,000 shares available for future grant and issuance (plus any shares that might be returned to the 2000 Plan in the future as a result of cancellations or expirations of granted options and the repurchase of unvested restricted stock and stock bonuses). The terms and price of nonstatutory stock options granted under the 2000 Plan are determined by the Board (or a committee of the Board) and are set forth in each optionee’s option agreement. The exercise price of nonstatutory stock options granted under the 2000 Plan has been 100% of the fair market value on the date of grant, and the term of the options has been ten years. Generally, stock options under the 2000 Plan vest over a period of four years in equal monthly installments with 25% of the shares vesting after one year, and the remainder vesting in equal monthly installments over the remaining three years. In the future, stock options may have the same or different vesting terms as determined by the Board (or a committee of the Board). The Board (or a committee of the Board) sets the terms of stock bonuses and rights to purchase restricted stock.

1999 Equity Incentive Plan

The 1999 Plan provides for the grant to employees of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986 and for grants to employees, directors and consultants of nonstatutory stock options and stock purchase rights. Unless terminated sooner, the 1999 Plan will terminate automatically in 2009. The option price shall not be less than the fair market value of the shares on the date of grant and no portion may be exercised beyond ten years from that date. Under the 1999 Plan, stock options vest over a period that is limited to five years, but are typically granted with a four-year vesting period. Each option outstanding under the 1999 Plan may be exercised in whole or in part at any time. Exercised but unvested shares are subject to repurchase by us at the initial exercise price. As of September 27, 2005, approximately 1,242,000 available shares under the 1999 Plan were added to the share reserve of the 2005 Plan. No additional stock options will be granted under the 1999 Plan subsequent to September 27, 2005. Any shares subject to outstanding stock awards granted under the 1999 Plan that expire or terminate for any reason prior to the exercise or settlement are added to the share reserve of the 2005 Plan and become available for issuance under the 2005 Plan.

1999 Non-Employee Directors’ Option Plan

The 1999 Non-Employee Director Stock Option Plan was adopted by the Board of Directors and became effective on the date of the initial public offering. The Non-Employee Director Stock Option Plan provides for the automatic grant of a nonstatutory option to purchase 25,000 shares of Common Stock to each new non-employee director who becomes a director after the date of our initial public offering on the date that such person becomes a director. Each current and future non-employee director will automatically be granted an additional nonstatutory option to purchase 7,500 shares on the day after each of our annual meetings of the stockholders. Each director who is a member of a board committee will automatically be granted an additional nonstatutory option to purchase 5,000 shares on the day after each of our annual meetings of the stockholders. As of September 30, 2005, approximately 952,000 shares of common stock have been reserved for issuance, and 290,000 shares are outstanding under the director plan. The amount reserved under the 1999 Non-Employee Directors’ Stock Option Plan automatically increases on October 1st of each year by the greater of (1) 0.5% outstanding shares on such date or (2) the number of shares subject to stock awards made under this plan during the prior twelve month period. However, the automatic increase is subject to reduction by the Board of Directors. Under the terms of the plan, option prices shall not be less than the fair market value of the shares on the date of grant and no portion may be exercised beyond ten years from that date.

1999 Employee Stock Purchase Plan

The 1999 ESPP was adopted by the Board of Directors and became effective on February 14, 2000, the date of our initial public offering. Eligible employees can have up to 15% of their earnings withheld to be used to purchase shares of our Common Stock at 85% of the lower of the fair market value of the Common Stock on the commencement date of each six-month offering period or the specified purchase date. There were no purchases of common stock under the ESPP for fiscal year ended September 30, 2005, as the plan is currently suspended. At September 30, 2005, approximately 3,558,000 shares are available for future issuances under this plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of May 15, 2006 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; and (iii) all of our executive officers and directors as a group. In addition, the table sets forth certain information regarding the ownership of our common stock by all those known by us to be beneficial owners of more than five percent of our common stock as of the dates noted below.

	Beneficial Ownership(1)
	Number of		Percent of
Beneficial Owner	Shares		Total
Five Percent Stockholders:

A. Alex Porter, Paul Orlin, Geoffrey Hulme and Jonathan W. Friedland
(as of 2/3/06)	4,500,975		5.67%
666 5th Avenue, 34th floor
New York, NY 10103

Institutional Venture Management X, LLC
(as of 11/10/04)	4,500,000		5.67%
3000 Sand Hill Road, Building 2, Suite 290
Menlo Park, CA 94025

Directors, Nominees and Executive Officers:
Samuel T. Spadafora	1,536,562	(2)	1.9%
Steven R. Springsteel	174,146	(3)	*
Robert U. Mullen	1,399,592	(4)	1.8%
James D. St. Jean	458,720	(5)	*
Peter S. Norman	48,542	(6)	*
Frank J. Florence	0		0%
William J. Raduchel	132,656	(7)	*
David R. Springett	137,500	(8)	*
Charles E. Hoffman	42,500	(9)	*
David A. Weymouth	37,500	(10)	*
Richard G. Stevens	25,000	(11)	*
Stephen P. Kelly (12)	1,007,093	(13)	1.3%
George A. de Urioste (14)	171,666	(15)	*
Donald J. Morrison (16)	437,769	(17)	*
All executive officers and directors as a group (14 persons)	5,171,487		6.5%
____________________
*	Less than one percent.

(1)	This table is based upon information supplied by our executive officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the “SEC”). Unless otherwise indicated in the footnotes to this table, and subject to community property laws were applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 79,431,387 shares outstanding on May 15, 2006 adjusted as required by rules promulgated by the SEC.

(2)	Consists of (a) 363,977 shares held by the Samuel T. and Cheryl M. Spadafora 1992 Family Trust which includes 10,746 shares acquired pursuant to our ESPP, (b) 105,000 acquired as a restricted stock award, (c) 1,067,585 shares issuable upon the exercise of outstanding options that are exercisable within sixty (60) days of May 15, 2006.

(3)	Consists of (a) 10,000 shares acquired on the open market, (b) 10,000 shares held by two of Mr. Springsteel’s children, and (c) 154,156 shares issuable upon the exercise of outstanding options that are exercisable within sixty days of May 15, 2006.

(4)	Consists of (a) 4,455 shares acquired pursuant to our ESPP, (b) 187,304 shares acquired on the open market, (c) 675,833 shares acquired as a restricted stock award, and (d) 532,000 shares issuable upon the exercise of outstanding options that are exercisable within sixty (60) days of May 15, 2006.

(5)	Consists of (a) 161, 757 shares acquired as part of our purchase of White Spider, Inc. which includes 17,318 shares held by his spouse, and (b) 296,963 shares issuable upon the exercise of outstanding options that are exercisable within sixty (60) days of May 15, 2006.

(6)	Consists of 48,542 shares issuable upon the exercise of outstanding options that are exercisable within sixty (60) days of May 15, 2006.

(7)	Consists of (a) 60,156 shares issued upon the exercise of options and (b) 72,500 shares issuable upon the exercise of outstanding options that are exercisable within sixty (60) days of May 15, 2006.

(8)	Consists of 137,500 shares issuable upon the exercise of outstanding options that are exercisable within sixty (60) days of May 15, 2006.

(9)	Consists of 42,500 shares issuable upon the exercise of outstanding options that are exercisable within sixty (60) days of May 15, 2006.

(10)	Consists of 37,500 shares issuable upon the exercise of outstanding options that are exercisable within sixty (60) days of May 15, 2006.

(11)	Consists of 25,000 shares issuable upon the exercise of outstanding options that are exercisable within sixty (60) days of May 15, 2006.

(12)	Mr. Kelly resigned as our chief executive officer effective February 1, 2006 but remained an employee through May 2, 2006.

(13)	Consists of (a) 12,043 shares acquired pursuant to our ESPP, (b) 237,823 shares held by Mr. Kelly’s spouse, (c) 35,415 shares acquired through the exercise of stock options, (d) 330,906 shares issuable upon the exercise of outstanding options that are exercisable within sixty (60) days of May 15, 2006, and (e) 390,906 shares acquired as a restricted stock award.

(14)	Mr. de Urioste resigned as our chief operating officer and chief financial officer effective March 8, 2006 but remained an employee through March 31, 2006.

(15)	Consists of 171,666 shares issuable upon the exercise of outstanding options that are exercisable within sixty (60) days of May 15, 2006.

(16)	Mr. Morrison resigned as our president effective May 2, 2005.

(17)	Consists of (a) 1,935 shares acquired pursuant to the ESPP, (b) 5,000 shares held by the Julia Elise Morrison 1999 Trust, (c) 5,000 shares held by the Whitney Ann Ellis 1999 Trust, (d) 5,000 shares held by the Tyler Rhoads Ellis 1999 Trust, (e) 295,349 shares acquired pursuant to the exercise of certain options, and (h) 125,485 shares acquired as a restricted stock award. Mr. Morrison is trustee of the aforementioned trusts, which benefit Mr. Morrison’s children. The number of shares described above is based on information as of September 30, 2005.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “1934 Act”) requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of ours. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us, during the fiscal year ended September 30, 2005, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except as follows: one option grant each to Charles E. Hoffman and David A. Weymouth was reported late on Form 4. One grant of restricted shares to Robert U. Mullen was reported late on Form 5.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation of Directors

On June 2, 2005, the Board approved compensation to be paid to our non-employee directors as follows.

Non-employee directors receive cash compensation from us for their services as members of the Board or for attendance at committee meetings as follows: Directors receive a quarterly retainer of $7,500 for service as a member of the Board (subject to attendance at three out of four regularly scheduled meetings). Directors also receive $1,500 per meeting of the Audit Committee, not to exceed $6,000 per quarter, and $1,500 per meeting of the Nominating and Corporate Governance Committee, not to exceed $3,000 per quarter. Chairs of the Compensation Committee, Nominating and Corporate Governance Committee, and Strategy Committee each receive $2,000 per quarter. The Chair of the Audit Committee receives $3,000 per quarter. The Lead Independent Director receives $2,000 per quarter and, for a special assignment for the period January through September 2005, $1,500 per meeting not to exceed $6,000 per quarter. Other committees do not carry separate cash compensation. Directors are also eligible for reimbursement for expenses incurred in connection with attendance at Board meetings in accordance with our policy.

Previously during fiscal year 2005, we paid cash compensation to non-employee directors as follows: Directors received a quarterly retainer of $7,500 for service as a member of the Board (subject to attendance at meetings) and $750 per quarter for service on the audit committee and $750 per quarter for service on the compensation committee (each subject to attendance at committee meetings). The Lead Independent Director received $750 for each meeting he convened of the independent directors. Other committees such as the nominating committee or other special ad hoc committees formed did not carry separate compensation.

Each non-employee director receives stock option grants under the 1999 Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”) (only non-employee directors of ours or of an affiliate of ours are eligible to receive options under the Directors’ Plan). Options granted under the Directors’ Plan are non-discretionary and are intended by us not to qualify as incentive stock options.

Under the Directors’ Plan, each non-employee director is automatically entitled to receive an initial option to purchase 25,000 shares of our common stock. Pursuant to the terms of the Directors’ Plan, initial grants to purchase 25,000 shares of our common stock were made to those non-employee directors serving on the Board on February 14, 2000, the effective date of our initial public offering. Each director elected or appointed subsequent to February 14, 2000 has received or will receive an initial option to purchase 25,000 shares of our common stock on the date of such non-employee director’s election or appointment to the Board. These option grants are immediately exercisable with 1/3rd of the shares vesting on the anniversary of the grant date and 1/36th of the shares initially granted vesting each month thereafter that the director serves on the Board, such that all shares are fully vested over three years.

In addition, on the day after each of our annual meetings of stockholders, each person who is then a non-employee director is automatically granted an annual option to purchase 7,500 shares of our common stock. These annual option grants are immediately exercisable, with the shares vesting in equal monthly installments over a year period measured from the date of grant. If a non-employee director is appointed to the Board between annual meetings, the annual option is prorated to reflect the amount of time to be served until the next annual meeting.

Finally, on the day after each of our annual meetings, each non-employee director who is then serving on a Board committee will automatically receive, pursuant to the terms of the Directors’ Plan, an option to purchase 5,000 shares of our common stock. The option is exercisable immediately and vests monthly over the year period measured from the date of grant. If the non-employee director is appointed to a committee after the annual meeting, the option is prorated according to the time to be served until the next annual meeting.

The exercise price of options granted under the Directors’ Plan is the fair market value of our common stock on the date of the grant, as determined by the closing price reported on the Nasdaq National Market for the date of grant. Each option grant made pursuant to the Directors’ Plan has a term of ten years. However, the time in which an option granted under the Directors’ Plan may be exercised ends three months from the date the optionee’s service with us is terminated, with the exception of termination resulting from death or disability of the optionee, in which case the option terminates 18 months following such optionee’s death and 12 months following such optionee’s disability. In no event, however, may an option be exercised after its term expires. In addition, in the event of a dissolution, liquidation, sale of substantially all of our assets, a merger or consolidation in which we are not the surviving corporation, a reverse merger in which we are the surviving corporation but the shares of our common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property or the acquisition by any person, entity or group of the beneficial ownership of our securities representing at least 50% of the combined voting power permitted to vote in the election of directors, then those unvested options issued under the Directors’ Plan held by optionees then performing services as an employee or director of, or consultant to, us are accelerated by one year.

Compensation of Executive Officers

Summary Compensation Table

The following table shows for the twelve months ended September 30, 2005, September 30, 2004 and December 31, 2003* compensation awarded or paid to, or earned by, our chief executive officer and our other most highly compensated executive officers at September 30, 2005 (the “Named Executive Officers”):

								All Other
								Compensation
	Annual Compensation			Long Term Compensation Awards				($)
					Restricted		Securities
					Stock		Underlying
		Salary		Bonus	Awards		Options
Name and Principal Position	Year*	($)		($)	(#)		(#)
Samuel T. Spadafora	2005	250,000		25,000	—		—	8,429	(1)
Chairman of the Board	2004	232,787	(2)	12,500	—		40,000	5,470
	2003	232,787	(2)	30,000	—		150,000	6,397

Stephen P. Kelly(3)	2005	385,590		19,580	125,000	(4)	—	31,306	(5)
Chief Executive Officer	2004	351,791		79,702	—		75,000	29,825
	2003	275,624		215,199	—		200,000	26,236

George A. de Urioste(6)	2005	250,192		43,653	—		750,000 (7)	3,343	(8)
Chief Operating Officer, Chief	2004	—		—	—		—	—
Financial Officer, and Chief	2003	—		—	—		—	—
Accounting Officer

Robert U. Mullen	2005	740,241	(9)	239,563	325,000	(10)	—	4,040	(11)
President, Worldwide Field	2004	878,804	(12)	45,000	—		50,000	527
Operations	2003	642,090	(13)	—	—		300,000	6,486

Donald J. Morrison(14)	2005	195,000		15,000	—		—	9,033	(15)
President	2004	252,708	(16)	46,850	—		200,000	810
	2003	221,420	(17)	55,750	—		100,000	806
____________________
*	On December 29, 2004, we changed our fiscal year end from December 31 to September 30. This chart reports compensation for the year 2003 based on the December 31 year end (as if the fiscal year had not been changed) and in addition reports compensation for the twelve months ended September 30, 2005 and 2004. Due to the change in fiscal year end, there is a three-month overlap in the compensation reported. Specifically, the three months beginning October 1, 2003 and ending December 31, 2003 are reflected both in the fiscal year 2003 and in the fiscal year 2004 compensation figures.

(1)	Includes $1,000 paid by us for tax preparation fees, $3,564 for group-term life insurance and $3,865 in 401(k) matching contributions.

(2)	Does not include $17,213 paid to Mr. Spadafora which was contributed to Chordiant’s 401k and certain other tax deferred plans.

(3)	Mr. Kelly resigned as our chief executive officer effective February 1, 2006 but remained an employee until May 2, 2006.

(4)	Total number of shares awarded in June 2005 was 125,000. These shares vested in full on April 1, 2006.

(5)	Consists of $31,306 pension plan matching contributions paid by us to Mr. Kelly’s individual pension plan.

(6)	Mr. de Urioste resigned as our chief operating officer and chief financial officer effective March 8, 2006 but remained an employee until March 31, 2006.

(7)	As of March 31, 2006, 404,166 stock options from this grant had vested, of which 100,000 have been exercised. His options which were unvested as of March 31, 2006 have expired.

(8)	Includes $999 for group-term life insurance and $2,344 in 401(k) matching contributions.

(9)	Includes commissions of $355,067 and $41,923 for pay-out of accrued paid time off. When Mr. Mullen became an executive of Chordiant, according to our policy he stopped accruing paid time off. Accordingly, his accrued paid time off balance was paid to him during fiscal 2005.

(10)	125,000 shares were awarded in June 2005, and 200,000 shares were awarded in August 2005. The shares awarded in June 2005 vested in full on April 1, 2006. The shares awarded in August 2005 vest one-third each year on October 1, 2005, 2006 and 2007, provided Mr. Mullen is employed by Chordiant on those dates.

(11)	Includes $540 for group-term life insurance and $3,500 in 401(k) matching contributions.

(12)	Does not include $13,000 paid to Mr. Mullen which was contributed to Chordiant’s 401k plan for such year.

(13)	Does not include $12,000 paid to Mr. Mullen which was contributed to Chordiant’s 401k plan for such year.

(14)	Mr. Morrison resigned as our president effective May 2, 2005.

(15)	Includes $2,000 paid by us for tax preparation fees, $608 for group-term life insurance and $6,425 in 401(k) matching contributions.

(16)	Does not include $4,540 paid to Mr. Morrison which was contributed to Chordiant’s 401k and certain other tax deferred plans.

(17)	Does not include $2,540 paid to Mr. Morrison which was contributed to certain of Chordiant’s tax deferred plans.

Stock Option Grants and Exercises

We grant options to our executive officers under the 2005 Equity Incentive Plan (the “Incentive Plan”). As of September 30, 2005, options to purchase a total of 5,965,972 shares were outstanding under the Incentive Plan and options to purchase 6,741,508 shares remained available for grant under the Incentive Plan.

The following tables show for the fiscal year ended September 30, 2005, certain information regarding options granted to, exercised by, and held at year-end by, the Named Executive Officers:

Option Grants in the Fiscal Year Ended September 30, 2005

Individual Grants
% of Total Options
	Number of	Granted to			Potential Realizable
	Securities	Employees in			Value at Assumed
	Underlying	Twelve Months			Annual Rates of Stock Price
	Options	Ended	Exercise		Appreciation for
	Granted	September 30,	Price		Option Term (1)
Name	(2)(#)	2005 (3)(%)	(4) ($/Sh)	Expiration Date	5%($)	10%($)
George A. de Urioste(5)	750,000	36.0%	$ 2.17	November 16, 2014	$1,023,526	$2,593,816
____________________
(1)	The potential realizable value information is calculated based on the ten-year term of the option at the time of grant. Stock price appreciation of 5% and 10% is assumed as prescribed by the rules promulgated by the SEC and does not represent our prediction of our future stock price performance.

(2)	The stock option listed for Mr. de Urioste vests in a series of equal monthly installments over thirty months following the date of grant. Our stock option grant agreements allow for the early exercise of options granted to employees. All options exercised early are subject to repurchase by us at the original exercise price upon the option holder’s cessation of service to us before the vesting of such holder’s shares. Each of the options has a ten-year term, subject to earlier termination if the option holder’s service with us ceases.

(3)	Percentages shown are based on an aggregate of options granted to our employees under our stock option plans during the period from October 1, 2004 through September 30, 2005.

(4)	The exercise price of each option is equal to the fair market value of our common stock as valued by the Board on the date of grant. The exercise price may be paid in cash, in shares of our common stock valued at fair market value on the date of exercise, or through a cashless exercise procedure involving a same-day sale of the purchased shares.

(5)	Mr. de Urioste resigned as our chief operating officer and chief financial officer effective March 8, 2006 but remained an employee until March 31, 2006. As of March 31, 2006, 404,166 stock options from this grant had vested, of which 100,000 have been exercised. His options which were unvested as of March 31, 2006 have expired.

Aggregated Option Exercises in the Fiscal Year Ended September 30, 2005
and September 30, 2005 Option Values

			Number of Securities
	Shares	Value	Underlying Unexercised		Value of Unexercised
	Acquired on	Realized	Options at		In-the-Money Options at
Name	Exercise (#)	(1) ($)	Fiscal Year-End (#)		September 30, 2005 (2) ($)
			Vested	Unvested	Vested	Unvested
Samuel T. Spadafora	—	—	1,020,085	60,834	1,840,048	43,125
Stephen P. Kelly (3)	—	—	257,293	93,752	181,999	57,501
George A. de Urioste (4)	—	—	250,000	500,000	170,000	340,000
Robert U. Mullen	—	—	502,833	29,167	594,900	—
Donald J. Morrison (5)	281,504	478,068	—	—	—	—
____________________
(1)	Based on the fair market value of our common stock on the exercise date, minus the exercise price, multiplied by the number of shares exercised.

(2)	Based on the fair market value of our common stock as of September 30, 2005, minus the exercise price, multiplied by the number of shares underlying the unexercised options.

(3)	Mr. Kelly resigned as our chief executive officer effective February 1, 2006 but remained an employee until May 2, 2006.

(4)	Mr. de Urioste resigned as our chief operating officer and chief financial officer effective March 8, 2006 but remained an employee until March 31, 2006. As of March 31, 2006, 404,166 stock options from this grant had vested, of which 100,000 have been exercised. His options which were unvested as of March 31, 2006 have expired.

(5)	Mr. Morrison resigned as our president effective May 2, 2005.

EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS

Employment Agreements

On April 24, 1998, we entered into an employment agreement with Mr. Spadafora, which was amended in June 2005. Pursuant to the amended agreement, Mr. Spadafora is entitled to a base salary of $250,000 and is not eligible to participate in Chordiant’s 2005 Executive Bonus Plan. The amended agreement also provides that either Mr. Spadafora or we may terminate Mr. Spadafora’s employment at any time. If Mr. Spadafora’s employment is terminated without “cause” (as defined in Mr. Spadafora’s employment agreement) Mr. Spadafora is entitled to receive 12 months of base salary, subject to certain conditions; provided, however, Mr. Spadafora will not receive this benefit if he is entitled to benefits under his Change of Control agreement discussed below. If Mr. Spadafora’s employment with the Company is terminated without cause or he resigns for any reason prior to a “change of control” (as defined in Mr. Spadafora’s Change Of Control agreement), Chordiant will provide him with a consulting agreement that will remain in place until he reaches the age of 65 (the “Consulting Period”). During the Consulting Period: (1) Chordiant will have the right to reasonably request that Mr. Spadafora perform consulting services for Chordiant up to a maximum of 40 hours per month; (2) Mr. Spadafora will receive $5,000 to $10,000 per month (depending on his duties); (3) Chordiant will pay the health insurance premiums for Mr. Spadafora and his wife; (4) Chordiant will pay the premium for a $1.0 million term life insurance policy for Mr. Spadafora’s benefit; and (5) Mr. Spadafora will continue to vest in his equity compensation awards, subject to the terms and conditions of the applicable plan documents. In June 2005, the Board also awarded Mr. Spadafora a cash bonus of $25,000 in recognition of his extraordinary efforts in bringing Chordiant into compliance with its reporting obligations.

Effective February 1, 2006, we entered into an offer letter with Mr. Springsteel pursuant to which he became our president and chief executive officer. Mr. Springsteel will be paid an annual base salary of $495,000. Mr. Springsteel will be eligible for bonuses under our 2006 Executive Bonus Plan for the 2006 fiscal year. His target bonus for the 2006 fiscal year is 80% of his base salary on a pro-rated basis. His target bonus for the second fiscal quarter (if earned) will be pro-rated. Mr. Springsteel received a grant of an option to purchase 1,000,000 shares of our common stock. The option is subject to a four year vesting schedule (1/48th per month). Mr. Springsteel is eligible for all standard employee benefits, including four weeks paid vacation and medical and dental coverage and a term life insurance policy in the amount of $1,000,000 (with premiums paid by us). For purposes of benefits, he was given service credit for his prior tenure with us.

In the event of the consummation of a “change in control” (as defined in the offer letter), we will accelerate the vesting of any equity compensation that he has been granted as of the effective date of the change in control such that the equity compensation shall be fully vested for an additional twelve (12) month period as of the effective date of the change in control. Notwithstanding the foregoing, the option to purchase one million shares of common stock granted as of February 1, 2006 will vest 100% as of the effective date of the change in control.

Either we or Mr. Springsteel may terminate his employment relationship at any time with or without “cause” (as defined in the offer letter) on advance notice. If we terminate his employment without cause at any time, or Mr. Springsteel resigns his employment for “good reason” (as defined in the offer letter) at any time, then: (i) we will make severance payments to Mr. Springsteel in the form of monthly payments in the amount of one hundred thousand dollars ($100,000) per month for ten (10) months following the termination date, and (ii) the vesting of any equity compensation that he has been granted through the last day of his employment will automatically accelerate such that the shares subject to each grant that would have vested had he remained employed for one year beyond the termination date will be fully vested for such additional one year period as of the termination date. Such acceleration shall be in addition to any accelerated vesting he previously received upon the consummation of a change of control (if any). If he resigns without good reason or his employment is terminated for cause, all compensation and benefits will cease immediately, and he will receive no further compensation or benefits from us. We agreed to directly pay Mr. Springsteel’s legal fees associated with entering into the offer letter, up to $15,000, upon receiving invoices for such services.

In the event that the payments and benefits provided for in the offer letter constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), would be subject to the excise tax imposed by Section 4999 of the Code, we are obligated to pay such excise tax provided that the maximum amount of the excise tax gross - up payment which we shall be obligated to pay shall be $1,500,000.

Effective February 1, 2006, we entered into a separation agreement with Mr. Kelly. Under the terms of that agreement, Mr. Kelly resigned as our chief executive officer but was entitled to continue as an employee of ours, but not as an officer, for a period of ninety days under the current terms of his employment. At the end of the ninety day period, on May 2, 2006, Mr. Kelly ceased to be an employee of ours. Mr. Kelly agreed to remain on the Board of Directors until the date of our 2006 Annual Meeting unless there was a need for his resignation earlier due to the independence requirements of the Securities and Exchange Commission or the Nasdaq Stock Market. Mr. Kelly agreed to tender his resignation on the date of termination, effective as of the date of our 2006 Annual Meeting. We agreed to pay Mr. Kelly severance payments equal to his base salary of $400,000 for twelve months following the date of termination, subject to standard payroll deductions and withholdings. Mr. Kelly is entitled to earn his bonus for the first two quarters of fiscal 2006, if earned, under the 2006 Executive Bonus Plan at the bonus range of 80% of his salary. Pursuant to the terms of his employment agreement, Mr. Kelly received accelerated vesting of 50% of the unvested options held by him on May 2, 2006, which resulted in acceleration of 20,139 options. Additionally, we will reimburse Mr. Kelly for up to $7,000 for outplacement and legal services upon receipt of invoices for such services.

Effective March 8, 2006, we entered into a separation agreement with Mr. de Urioste. Under the terms of that agreement, Mr. de Urioste resigned as our chief operating officer and chief financial officer but was entitled to continue as an employee of ours, but not as an officer, until March 31, 2006 under the current terms of his employment. As of March 31, 2006, 404,166 stock options from this grant had vested, of which 100,000 have been exercised. His options which were unvested as of March 31, 2006 have expired. We agreed to pay Mr. de Urioste severance in the amount of $145,833, payable over five months following the date of termination, subject to standard payroll deductions and withholdings. For five months thereafter, we agreed to reimburse Mr. de Urioste for premium payments sufficient to continue his group health insurance coverage at the level in effect as of the date of termination. His right to such payments shall cease on the date that he becomes eligible for group health insurance benefits through a new employer.

Change of Control Agreements

We have entered into Change of Control Agreements with Samuel T. Spadafora, Robert U. Mullen, Frank J. Florence, James D. St. Jean and Peter S. Norman (each an “Executive”). We may in the future enter into these agreements with other executives of ours. The agreements with Messrs Spadafora, Mullen and Norman provide generally that if an Executive is terminated either without “cause,” as defined in the agreements, or voluntarily leaves employment for “good reason,” as defined in the agreements, within 90 days prior to a “change of control,” as defined in the agreements, or 12 months following a change of control, then the Executive will receive, among other benefits, the following: (1) payment of the Executive’s salary for a period of 12 months, (2) payment of the Executive’s annual bonus, (3) continuation of our health and life insurance policies for one year, (4) so long as not prohibited by law, automatic extension of 60 months to repay any promissory note, loan or other indebtedness to us, and (5) with respect to options and restricted stock, accelerated vesting of a number of shares equal to the greater of (a) 50% of the then-unvested shares, or (b) 12 months’ worth of vesting. The agreements with Messrs Florence and St. Jean provide generally that if an Executive is terminated either without “cause,” as defined in the agreements, or voluntarily leaves employment for “good reason,” as defined in the agreements, within 90 days prior to a “change of control,” as defined in the agreements, or 12 months following a change of control, then the Executive will receive, among other benefits, the following: (1) payment of the Executive’s salary for a period of 6 months, (2) payment of the Executive’s annual bonus, (3) continuation of our health and life insurance policies for six months and (4) with respect to options and restricted stock, accelerated vesting of a number of shares equal to the lesser of (a) 50% of the then-unvested shares, or (b) 12 months’ worth of vesting. These agreements also obligate us to make additional payments to the executive in the event the benefits result in the recipient having to pay certain excise taxes.

The offer letter we entered into with Mr. Springsteel contains terms regarding a change of control. In the event of the consummation of a “change in control,” as defined in the offer letter, we will accelerate the vesting of any equity compensation that he has been granted as of the effective date of the change in control such that the equity compensation shall be fully vested for an additional twelve (12) month period as of the effective date of the change in control. Notwithstanding the foregoing, the option to purchase one million shares of common stock granted as of February 1, 2006 will vest 100% as of the effective date of the change in control.

Non-Cash Benefits

We provide certain benefits to our executive officers to enhance the continuity and retention of our management team. These benefits are:

  Executive physical at the Palo Alto Medical Clinic (west coast) or Massachusetts General Hospital (east coast). Benefit is to be as prescribed by the attending physician and estimated to be $2,000 per person per year.

  Tax advice and/or financial planning assistance to $1,000 per person per year.

  A life insurance policy payable in the amount of $1,000,000 to the executive’s designated beneficiary with the premium paid by us.

Messrs. Springsteel, Spadafora, Mullen, Florence, St. Jean and Norman are participating executives in these benefits programs.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON
EXECUTIVE COMPENSATION

Report of Compensation Committee

Purpose of the Compensation Committee

The Compensation Committee, composed entirely of independent, non-employee directors, administers the Company’s executive compensation policies. The Committee reviews and recommends for approval to the Board of Directors all executive base and bonus compensation the plan by which bonuses in excess of the targets established by the Board of Directors may be paid, and long-term stock-based incentive compensation.

Composition of Compensation Committee

As of June 26, 2006, the Committee was comprised of the following directors: William Raduchel, Charles Hoffman and David Springett. Mr. Springett has been on the Committee since April 18, 2002; Dr. Raduchel has been on the Committee since April 17, 2003 and became the Chairman of the Committee on September 21, 2005; and Mr. Hoffman has been on the Committee since September 21, 2005. From January 28, 2004 to September 21, 2005, the Committee was comprised of the following directors: Dr. Raduchel, Mr. Springett and Steven Springsteel, who was replaced by Charles E. Hoffman on September 21, 2005.

Compensation Consultant

The Company’s human resources department supports the Committee in its work. In fiscal year 2005, the Company engaged Compensia, a compensation consultant, to provide guidance on the Company’s proposed 2005 compensation strategy. In addition, the Committee has the authority under its charter to engage the services of outside advisors to assist the Committee. In December 2005, the Committee engaged Hewitt Associates LLC, as an independent outside compensation consultant, to advise the Committee on all matters related to chief executive officer and other executive compensation. The independent compensation consultant does not advise our management, and receives no compensation from the Company other than on behalf of the Committee.

Objectives of the Compensation Program

The objectives of the compensation program established by the Compensation Committee are: (1) to attract and retain high-quality executives, (2) to tie executive compensation directly to our business and performance objectives and (3) to reward outstanding individual performance that contributes to our long-term success.

Elements of Compensation

Each executive officer’s compensation package is comprised of three elements: (1) base compensation, (2) bonus compensation, and (3) long-term stock-based incentive compensation, which ties executive compensation directly to the Company’s growth and stockholder value.

Base Compensation. Base salary is the fixed portion of executive pay and compensates individuals for expected day-to-day performance. The Committee meets at least annually to review and approve each executive officer’s salary for the ensuing year. When reviewing base salaries, the Committee considers the following factors: competitive pay practices (which is the primary determinant of the range within which individual salaries are set), levels of responsibility, individual performance against goals and prior experience.

The Committee obtained information regarding competitive compensation ranges for calendar 2005 from the Radford High Technology Survey that relates to companies with $50.0 million to $199.9 million in revenues (the “Radford Survey”) to evaluate the compensation paid to the Company’s executive officers in relation to similarly situated companies.

Bonus Compensation. In the third quarter of fiscal 2005, the fiscal 2005 Bonus Plan (the “2005 Bonus Plan”) for executive officers, upon the recommendation of the Committee, was approved by the Board of Directors. The 2005 Bonus Plan established a target bonus level for each executive officer equal to a certain percentage of his base salary, which ranged from 40% to 80%, except for Mr. Mullen who has a bonus target of $500,000. A portion of the target bonus was payable quarterly depending upon whether the Company met certain financial benchmarks established by the Board. There were no personal objective benchmarks for fiscal 2005. The benchmarks were revenue, pro forma operating income, and net cash from operations, except in the case of Robert Mullen, where the financial benchmarks were revenue and net cash from operations. During fiscal 2005, we did not achieve the financial benchmarks established by the Board of Directors. As a result, no quarterly bonuses were paid to executive officers under the 2005 Bonus Plan other than to Mr. Mullen who did meet certain of his revenue and net cash goals.

Upon the recommendation of the Committee, the Board awarded spot bonuses to certain executive officers, including the chief executive officer, in the amounts set forth above in recognition of their individual efforts.

The Committee believes that the total cash compensation paid to the Company’s executive officers in fiscal 2005, as reflected in the Summary Compensation table above, was required to retain the persons with the skills necessary to run the Company’s business.

Long-Term Incentive Compensation. The Board, upon the recommendation of the Committee, approves long-term compensation awards to the Company’s executives in the form of stock options and restricted stock awards. Equity-based compensation may more closely align the interests of executive officers with those of stockholders by providing an incentive to manage the Company with a focus on long-term strategic objectives set by the Board of Directors relating to growth and stockholder value. Stock option grants and restricted stock awards are determined by taking into account each executive officer’s performance and responsibility level, a comparison with comparable awards to individuals in similar positions in the industry, each executive officer’s current level of equity participation and the Company’s operating performance. However, the Compensation Committee does not strictly adhere to these factors in all cases and may vary grants made to each executive officer as the particular circumstances warrant. Exercise prices for options are set at the fair market value of the Company common stock on the date of grant. Options typically vest monthly over a three to four year period.

The vesting schedule for restricted stock grants made to executive officers during the last fiscal year consisted of monthly vesting over a term of six months to two years provided that the executive officer continues his or her employment with the Company. Accordingly, the grants will have value only if the executive officer remains in the Company’s employ. The Committee reexamines long-term compensation levels annually.

2005 Chief Executive Officer Compensation

The compensation for the Company’s chief executive is determined through a process similar to that discussed above for the Company’s other executive officers. Through 2005, the Company’s chief executive officer was Stephen Kelly, who resigned as the Company’s chief executive officer in February 2006 but remained an employee of the Company until May 2006.

Mr. Kelly’s base salary for fiscal 2005 as chief executive officer was $400,000, which represented an increase of approximately 14% from the prior calendar year. This amount put Mr. Kelly in approximately the 50th percentile of the relevant Radford Survey data. The Board approved, upon the recommendation of the Compensation Committee, to increase Mr. Kelly’s salary during fiscal 2005 based on its belief that such level of compensation was necessary to retain Mr. Kelly as the Company’s chief executive officer.

Mr. Kelly also received a $19,582 bonus in June 2005 as described above under the heading “Bonus Compensation.”

In June 2005, Mr. Kelly was awarded a grant of 125,000 restricted shares of our common stock which vested in April 2006.

Limitations on Deduction of Compensation Paid to Certain Executive Officers

Section 162(m) of the Internal Revenue Code (the “Code”) limits us to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain named executive officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code. In 2005, the Board of Directors adopted and stockholders approved our 2005 Equity Incentive Plan which allows awards under that plan to qualify as “performance-based compensation” so long as certain criteria are met. The Board of Directors continues to reserve the flexibility and authority to make decisions that are in the best interest of us and our stockholders, even if those decisions do not result in full deductibility under Section 162(m) of the Code.

Compensation Committee

William J. Raduchel
David R. Springett
Charles E. Hoffman

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any of our filings under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or compensation committee.

PERFORMANCE MEASUREMENT COMPARISON (1)

The following graph shows the five-year cumulative total stockholder return of an investment of $100 in cash on September 30, 2000 for:

(i)	Our common stock;

(ii)	The Nasdaq Stock Market (U.S.) Index;

(iii)	The Standard & Poor’s Application Software Index.

Historic stock price performance is not necessarily indicative of future stock price performance. All values assume reinvestment of the full amount of all dividends and are calculated as of September 30 of each year.

Chordiant Software
S&P 500 Application Software Index
Nasdaq Stock Market - U.S. Index

____________________
(1)	This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In August 2005, we entered into a service provider agreement with Infogain. Samuel T. Spadafora is also a director of Infogain. Pursuant to the service provider agreement, revenue from Infogain was less than $0.1 million for year ended September 30, 2005 and accounts receivable as of September 30, 2005 were less than $0.1 million.

In January 2005, Charles E. Hoffman became a director of ours. Mr. Hoffman is the president and chief executive officer of Covad Communications Group, Inc. (“Covad”), a customer of ours. Pursuant to software license and services agreements, revenue from Covad was approximately $1.1 million for year ended September 30, 2005, and accounts receivable as of September 30, 2005 were approximately zero.

In January 2005, David A. Weymouth became a director of ours. Mr. Weymouth was the corporate responsibility director of Barclay’s Group, a customer of ours, until June 2005. Pursuant to software license agreements, software maintenance agreements, and professional services agreements, revenue from Barclay’s Group was approximately $7.0 million for the year ended September 30, 2005 and accounts receivable as of September 30, 2005 were approximately $0.3 million. In July 2005 Mr. Weymouth became an associate with Deloitte & Touche LLP, a provider of tax services to us.

We have entered into indemnification agreements with our directors and officers for the indemnification of and advancement of expenses to these persons to the full extent permitted by law. We also intend to execute these agreements with our future directors and officers.

Except for our service provider agreement with Infogain, all transactions between us and our officers, directors and principal stockholders must be approved by a committee of independent and disinterested directors.

We do not have any formal policy concerning the direct or indirect pecuniary interest of any of our officers, directors, security holders or affiliates in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. We will not enter into any such transactions unless approved by a majority of the entire Board, not including any interested director.

DELIVERY OF THIS PROXY STATEMENT

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Director of Investor Relations, Chordiant Software, Inc., 20400 Stevens Creek Boulevard, Suite 400, Cupertino, CA 95014, or contact Steve Polcyn, Director of Investor Relations at 408-517-6100. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Derek P. Witte
Vice President, General Counsel and
Secretary

June 29, 2006

A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended September 30, 2005 (excluding the information included in this proxy statement) accompanies this Proxy Statement. Further copies are also available without charge upon written request to: Director of Investor Relations, Chordiant Software, Inc., 20400 Stevens Creek Blvd., Suite 400, Cupertino, CA 95014. Copies may also be obtained without charge through the SEC’s Website at http://www.sec.gov.

APPENDIX A

CHORDIANT SOFTWARE, INC.

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Purpose and Policy:

     The primary purpose of the Audit Committee (the “Committee”) shall be to act on behalf of the Company’s Board of Directors in fulfilling the Board’s oversight responsibilities with respect to the Company’s corporate accounting and financial reporting processes, the systems of internal accounting and financial controls and audits of financial statements, and the quality and integrity of the Company’s financial statements and reports, and the qualifications, independence and performance of the firm of certified public accountants engaged as the Company’s independent outside auditors for the purpose of preparing an audit report (the “Auditors”). The operation of the Committee shall be subject to the Bylaws of the Company as in effect from time to time and Section 141 of the Delaware General Corporation Law.

     The policy of the Committee, in discharging these obligations, shall be to maintain and foster an open avenue of communication among the Committee, the Auditors and the Company’s financial management.

Composition:

     The Committee shall consist of at least three members of the Board of Directors. The members of the Committee shall satisfy the independence and financial literacy requirements of The Nasdaq Stock Market (“Nasdaq”) applicable to Committee members as in effect from time to time, when and as required by Nasdaq. At least one member shall satisfy the applicable Nasdaq financial sophistication requirements as in effect from time to time. The Board shall appoint the members of the Committee and designate the Committee chairperson. The Board shall fill vacancies occurring on the Committee.

Meetings and Minutes:

     The Committee shall hold such regular or special meetings as its members shall deem necessary or appropriate. In lieu of a meeting, the Committee may act by unanimous written consent. Minutes of each meeting of the Committee shall be prepared and distributed to each director of the Company and the Secretary of the Company promptly after each meeting.

Authority:

     The Committee shall have authority to appoint, determine compensation for, and, at the expense of the Company, retain and oversee the Auditors as set forth in Section 10A(m)(2) of the Securities Exchange Act of 1934, as amended, and the rules thereunder and otherwise to fulfill its responsibilities under this charter. The Committee shall have authority to retain and determine compensation for, at the expense of the Company, special legal, accounting or other advisors or consultants, as it deems necessary or appropriate in the performance of its duties. The Committee shall also have authority to pay, at the expense of the Company, ordinary administrative expenses that, as determined by the Committee, are necessary or appropriate in carrying out its duties. The Committee shall have full access to all books, records, facilities and personnel of the Company as deemed necessary or appropriate by any member of the Committee to discharge his or her responsibilities hereunder. The Committee shall have authority to require that any of the Company’s personnel, counsel, accountants (including the Auditors) or investment bankers, or any other consultant or advisor to the Company attend any meeting of the Committee or meet with any member of the Committee or any of its special legal, accounting or other advisors and consultants.

Responsibilities:

     The Committee shall oversee the Company’s financial reporting process on behalf of the Board, shall have direct responsibility for the appointment, compensation, retention and oversight of the work of the Auditors and any other registered public accounting firm engaged for the purpose of performing other audit, review or attest services for the Company. The Auditors and each such other registered public accounting firm shall report directly and be accountable to the Committee. The Committee’s functions and procedures should remain flexible to address changing circumstances most effectively. To implement the Committee’s purpose and policy, the Committee shall be charged with the following functions and processes with the understanding, however, that the Committee may supplement or (except as otherwise required by applicable laws or rules) deviate from these activities as appropriate under the circumstances:

     1. Evaluation and Retention of Auditors. To evaluate the performance of the Auditors, to assess their qualifications (including their internal quality-control procedures and any material issues raised by that firm’s most recent internal quality-control or peer review or any investigations by regulatory authorities) and to determine whether to retain or to terminate the existing Auditors or to appoint and engage new auditors for the ensuing year, which retention shall be subject only to ratification by the Company’s stockholders.

     2. Approval of Audit Engagements. To determine and approve engagements of the Auditors, prior to commencement of such engagements, to perform all proposed audit, review and attest services, including the scope of and plans for the audit, the adequacy of staffing, the compensation to be paid, at the Company’s expense, to the Auditors and the negotiation and execution, on behalf of the Company, of the Auditors’ engagement letters, which approval may be pursuant to preapproval policies and procedures established by the Committee consistent with applicable laws and rules, including the delegation of preapproval authority to one or more Committee members so long as any such preapproval decisions are presented to the full Committee at the next scheduled meeting.

     3. Approval of Non-Audit Services. To determine and approve engagements of the Auditors, prior to commencement of such engagements (unless in compliance with exceptions available under applicable laws and rules related to immaterial aggregate amounts of services), to perform any proposed permissible non-audit services, including the scope of the service and the compensation to be paid for the service, which approval may be pursuant to preapproval policies and procedures established by the Committee consistent with applicable laws and rules, including the delegation of preapproval authority to one or more Committee members so long as any such preapproval decisions are presented to the full Committee at the next scheduled meeting.

     4. Approval of Other Public Accounting Firm Engagements. To determine and approve engagements of any registered public accounting firm (in addition to the Auditors) to perform any other audit, review or attest service, including the compensation to be paid to such firm and the negotiation and execution, on behalf of the Company, of such firm’s engagement letter, which approval may be pursuant to preapproval policies and procedures, including the delegation of preapproval authority to one or more Committee members so long as any such preapproval decisions are presented to the full Committee at the next scheduled meeting.

     5. Audit Partner Rotation. To monitor the rotation of the partners of the Auditors on the Company’s audit engagement team as required by applicable laws and rules and to consider periodically and, if deemed appropriate, adopt a policy regarding rotation of auditing firms.

     6. Auditor Conflicts. At least annually, to receive and review written statements from the Auditors delineating all relationships between the Auditors and the Company, consistent with Independence Standards Board Standard No. 1, to consider and discuss with the Auditors any disclosed relationships and any compensation or services that could affect the Auditors’ objectivity and independence, and to assess and otherwise take appropriate action to oversee the independence of the Auditors.

     7. Former Employees of Auditor. To consider and, if deemed appropriate, adopt a policy regarding Committee preapproval of employment by the Company of individuals employed or formerly employed by the Auditors and engaged on the Company’s account.

     8. Audited Financial Statement Review. To review, upon completion of the audit, the financial statements proposed to be included in the Company’s Annual Report on Form 10-K to be filed with the Securities and Exchange Commission and to recommend whether or not such financial statements should be so included.

     9. Annual Audit Results. To discuss with management and the Auditors the results of the annual audit, including the Auditors’ assessment of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and estimates (including material changes in estimates), any material audit adjustments proposed by the Auditors and immaterial adjustments not recorded, the adequacy of the disclosures in the financial statements and any other matters required to be communicated to the Committee by the Auditors under generally accepted auditing standards.

     10. Quarterly Results. To review and discuss with management and the Auditors the results of the Auditors’ review of the Company’s quarterly financial statements, prior to public disclosure of quarterly financial information, if practicable, or filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q, and any other matters required to be communicated to the Committee by the Auditors under generally accepted auditing standards.

     11. Management’s Discussion and Analysis. To review and discuss with management and the Auditors, as appropriate, the Company’s disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its periodic reports to be filed with the Securities and Exchange Commission.

     12. Press Releases. To review and discuss with management and the Auditors, as appropriate, earnings press releases, as well as the substance of financial information and earnings guidance provided to analysts and ratings agencies, which discussions may be general discussions of the type of information to be disclosed or the type of presentation to be made. The Chair of the Committee may represent the entire Committee for purposes of this discussion.

     13. Accounting Principles and Policies. To review and discuss with management and the Auditors, as appropriate, significant issues that arise regarding accounting principles and financial statement presentation, including critical accounting policies and practices, alternative accounting policies available under GAAP related to material items discussed with management and any other significant reporting issues and judgments.

     14. Risk Assessment and Management. To review and discuss with management and the Auditors, as appropriate, the Company’s guidelines and policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the steps taken by management to monitor and control these exposures.

     15. Management Cooperation with Audit. To evaluate the cooperation received by the Auditors during their audit examination, including a review with the Auditors of any significant difficulties with the audit or any restrictions on the scope of their activities or access to required records, data and information, significant disagreements with management and management’s response, if any.

     16. Management Letters. To review and discuss with the Auditors and, if appropriate, management, any management or internal control letter issued or, to the extent practicable, proposed to be issued by the Auditors and management’s response, if any, to such letter, as well as any additional material written communications between the Auditors and management.

     17. National Office Communications. To review and discuss with the Auditors communications between the audit team and the firm’s national office with respect to accounting or auditing issues presented by the engagement.

     18. Disagreements Between Auditors and Management. To review and discuss with management and the Auditors any material conflicts or material disagreements between management and the Auditors regarding financial reporting, accounting practices or policies and to resolve any conflicts or disagreements regarding financial reporting.

     19. Internal and Control Over Financial Reporting. To confer with management and the Auditors regarding the scope, adequacy and effectiveness of internal control over financial reporting in effect and any special audit steps taken in the event of material control deficiencies.

     20. Separate Sessions. Periodically, to meet in separate sessions with the Auditors, the internal auditors or other personnel responsible for the internal audit function and management to discuss any matters that the Committee, the Auditors, or management believe should be discussed privately with the Committee.

     21. Correspondence with Regulators. To consider and review with management, the Auditors, outside counsel, as appropriate, and, in the judgment of the Committee, such special counsel, separate accounting firm and other consultants and advisors as the Committee deems appropriate, any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

     22. Complaint Procedures. To establish procedures, when and as required by applicable laws and rules, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

     23. Regulatory and Accounting Initiatives. To review with counsel, the Auditors and management, as appropriate, any significant regulatory or other legal or accounting initiatives or matters that may have a material impact on the Company’s financial statements, compliance programs and policies, if, in the judgment of the Committee, such review is necessary or appropriate.

     24. Ethical Compliance. To review the results of management’s efforts to monitor compliance with the Company’s programs and policies designed to ensure adherence to applicable laws and rules, as well as to its Code of Business Conduct and Ethics, including review and approval of related-party transactions as required by Nasdaq rules.

     25. Investigations. To investigate any matter brought to the attention of the Committee within the scope of its duties if, in the judgment of the Committee, such investigation is necessary or appropriate.

     26. Proxy Report. To prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

     27. Annual Charter Review. To review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

     28. Report to Board. To report to the Board of Directors with respect to material issues that arise regarding the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance or independence of the Company’s Auditors, the performance of the Company’s internal audit function or such other matters as the Committee deems appropriate from time to time or whenever it shall be called upon to do so. The Chairperson of the Committee shall report to the Board from time to time and whenever requested to do so by the Independent Lead Director or the Chairman of the Board.

     29. General Authority. To perform such other functions and to have such powers as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.

     It shall be the responsibility of management to prepare the Company’s financial statements and periodic reports and the responsibility of the Auditors to audit those financial statements. These functions shall not be the responsibility of the Committee, nor shall it be the Committee’s responsibility to ensure that the financial statements or periodic reports are complete and accurate, conform to GAAP or otherwise comply with applicable laws.

CHORDIANT SOFTWARE, INC. 20400 STEVENS CREEK BLVD. CUPERTINO, CA 95014	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Chordiant Software, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - [1-800-690-6903]

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postagepaid envelope we have provided or return it to Chordiant Software, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	CHRDN1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
CHORDIANT SOFTWARE, INC.

Vote on Directors
					For	Withhold	For All	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s name on the line below.
					All	All	Except

1.

To elect two (2) Class III directors to hold office until the 2009 Annual Meeting of Stockholders and to redesignate one Class III director to Class II and to elect him to hold office for the remaining Class II term until the 2008 Annual Meeting of Stockholders.

Nominees: (01) Samuel T. Spadafora and (02) William J. Raduchel as Class					☐	☐	☐

III directors to hold office until the 2009 Annual Meeting of Stockholders, and (03) David A. Weymouth as a Class II Director to hold office for the remaining Class II term until the 2008 Annual Meeting of Stockholders.

Vote on Proposals
									For	Against	Abstain

2.		To ratify the selection of BDO Seidman, LLP as Chordiant’s independent registered public accounting firm for its fiscal year ending September 30, 2006.							☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated
☐
		Yes	No

Please indicate if you plan to attend this meeting		☐	☐

HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household

		☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)			Date

CHORDIANT SOFTWARE, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 1, 2006

The undersigned hereby appoints Steven R. Springsteel, Peter S. Norman, Derek P. Witte and Cary Morgan and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Chordiant Software, Inc., a Delaware corporation, that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Chordiant Software, Inc. to be held at the principal offices of Chordiant, 20400 Stevens Creek Blvd., Suite 400, Cupertino, CA 95014 on August 1, 2006 at 1:00pm., local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the matters listed on the reverse side and in accordance with the instructions designated on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting.

Unless a contrary direction is indicated, this Proxy will be voted FOR all nominees listed in Proposal 1 and FOR Proposal 2, as more specifically described in the Proxy Statement. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders of Chordiant Software, Inc.
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